Exhibit 1(b)

                                  AMENDMENT TO
                   THE AMENDED AND RESTATED TRUST INDENTURE OF
                     LEXINGTON CORPORATE LEADERS TRUST FUND

                                 April 23, 1993

     The Amended and Restated Trust Indenture of Lexington Corporate Leaders Trust Fund (the "Indenture") is hereby amended pursuant to subparagraph (a) and
(c) of Section 11.01 of the Indenture by:

     1. (a) Deleting the phrase "October 31, 1988" and substituting the phrase "November 14, 1989" therefor; and (b) adding the phrase "an Amendment dated April 23, 1993;" after the last phrase in the first "WHEREAS" clause of the Indenture, so that the clause now reads:

              WHEREAS, the Sponsor, the Trustee and the Holders from time to time of Corporate Leaders Trust Fund (the "Trust") have made a certain Indenture dated as of November 18, 1935, as amended and supplemented by a Supplemental Indenture dated December 27, 1935; a Supplemental Indenture dated January 22, 1936; a Statement dated May 10, 1937; a Supplemental Indenture dated June 9, 1938; a Supplemental Indenture dated August 23, 1938; a Supplemental Indenture dated February 28, 1941; an Agreement dated August 11, 1943 made by the Sponsor, and a Letter Agreement dated August 11, 1943 between the Sponsor and the Trustee; a Supplemental Indenture dated December 4, 1953; a Supplemental Indenture dated May 22, 1958; a Supplemental Indenture dated February 29, 1960; an Amended and Restated Trust Indenture dated November 14, 1989; and an Amendment dated April 23, 1993; and

     2. Adding the sentence "If, after such an application is made by the Trustee to a court of competent jurisdiction (after November 30, 2015) and the court is unable to appoint a successor Trustee, then no earlier than six months after the date of such application, the Trustee may notify each participant and the Sponsor that the Trust shall terminate on a day no earlier than six months from the date of such notice unless a successor Trustee has been appointed," after the last sentence in paragraph (c) of Section 9.05 of the Indenture, so that paragraph (c) now reads in its entity:

              (c) In case at any time the Trustee shall resign and no successor Trustee shall have been appointed within thirty days after notice of resignation has been received by the Sponsor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee. If, after such an application is made by the Trustee to a court of competent jurisdiction (after November 30, 2015) and the court is unable to appoint a successor Trustee, then no earlier than six months after the date of such application, the Trustee may notify each participant and the Sponsor that the Trust shall terminate on a day no earlier than six months from the date of such notice unless a successor Trustee has been appointed.

     3. Replacing "November 30, 2015" in the first paragraph of Section 10.01 of the Indenture with "November 30, 2100," so that the paragraph now reads:

       SECTION 10.01. Procedure Upon Termination. This Amended and Restated Trust Indenture and the Trust shall terminate on November 30, 2100, or upon the sale or other disposition, as the case may be, of the last Common Stock held hereunder unless sooner terminated at any time by written instrument executed by the Sponsor and consented to (as provided in this Section 10.01) by Holders owning 51 % of the Participations then outstanding under this Amended and Restated Indenture.

Dated: April 23, 1993                   LEXINGTON MANAGEMENT CORPORATION, as
                                        Sponsor

                                        By: /s/ Lawrence Kantor
                                           -------------------------------------

STATE OF            )
                    ) ss.:
COUNTY OF           )

     On this 23rd day of April, 1993, before me Kathleen A. Norowski the undersigned officer, personally appeared Lawrence Kantor, known personally to me to be the Executive Vice President and Managing Director of Lexington Management Corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                      /s/ Kathleen A. Norowski
                      ----------------------------------------
                      Notary Public
                                                    KATHLEEN A. NOROWSKI
                                                 NOTARY PUBLIC OF NEW JERSEY
(Notarial Seal)       My Commission Expires: My Commission Expires July 31, 1997


Dated: April 23, 1993                   STATE STREET BANK AND TRUST COMPANY, as
                                        Trustee

                                        By: /s/ Carol [Illegible last name]
                                           -------------------------------------

STATE OF MA         )
                    )  ss.:
COUNTY Norfolk      )

     On this 23rd day of April, 1993, before me Stephen C the undersigned officer personally appeared Carol [Illegible last name], known personally to me to be the VP of State Street Bank and Trust Company, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                      /s/ Stephen [Illegible last name]
                      ----------------------------------------
                      Notary Public

(Notarial Seal)       My Commission Expires: Jan. 20, 1995